           CONVERTIBLE DEBENTURES AND WARRANTS SUBSCRIPTION AGREEMENT
                            OF STERLING VISION, INC.

                  THIS CONVERTIBLE DEBENTURES AND WARRANTS SUBSCRIPTION AGREEMENT (the "Agreement") is made and entered into as of this 26th day of February, 1997, by and between STERLING VISION, INC., a New York corporation ("Seller"), and _______________, a _____________ ("Buyer"), providing for the purchase and sale of _________(____) Units (the "Units"), each Unit, consisting of the principal amount of Eighty Thousand Dollars ($80,000.00) of certain convertible debentures of Seller (the "Debentures"), convertible into shares (the "Debenture Shares") of the common stock, par value $.01 per share (the "Common Stock"), of Seller and Eight Thousand (8,000) Warrants (the "Warrants") of Seller, each Warrant entitling Buyer to purchase one share (collectively, the "Warrant Shares") of Common Stock (the Debenture Shares and the Warrant Shares being hereinafter collectively referred to as the "Shares"), in connection with an offering by Seller of an aggregate of 100 Units consisting of Debentures, in the aggregate principal amount of Eight Million Dollars ($8,000,000), and an aggregate of Eight Hundred Thousand (800,000) Warrants. Seller and Buyer (collectively, the "Parties") hereby represent and agree as follows:

                  1.      AGREEMENT TO SUBSCRIBE; PURCHASE PRICE.

                          (i) Buyer hereby subscribes for ________(___) Units,
                  consisting of Debentures having an aggregate principal amount of __________ Dollars ($________) and _________(___)
                  Warrants. The Debentures shall be convertible into Shares in accordance with the terms set forth in the form of Debenture attached as Exhibit A to this Agreement. The Warrants shall entitle Buyer to purchase Shares in accordance with the terms of the form of Warrant attached as Exhibit B to this Agreement. With respect to each Warrant exercised within a maximum period of two years of the date of the effectiveness of the Registration Statement (as defined in Section 4), Buyer shall receive one (1) additional Warrant (the "Bonus Warrant") for each two (2) Warrants exercised, which Bonus Warrant shall entitle Buyer to purchase one (1) share of Common Stock in accordance with the terms of the form of Bonus Warrant attached as Exhibit C to this Agreement.

                          (ii) The Debentures shall bear no interest and shall
                  mature eighteen (18) months from the date of Closing (as defined below). Subject to the terms and limitations contained in the Debentures, the Debentures shall be convertible into Shares at a price per Share (the "Conversion Price") equal to the lesser of (x) $6.50 and (y) eighty five percent (85%) of the average closing bid price of the Common Stock on the Nasdaq National Market for the five (5) trading days immediately preceding the date of requested conversion. Notwithstanding the foregoing, Seller shall have the right to redeem all or a portion of the Debentures for which Seller has received from Buyer a notice of election to convert in the event the Conversion Price of any such Debentures is Six Dollars ($6.00) or less, at a redemption price equal to one hundred fifteen percent (115%) of the face amount of such Debentures requested to be converted. Subject to the terms and limitations contained therein, the Warrants shall be exercisable at any time after Closing. Each Warrant shall entitle the holder thereof to purchase one Share at the lesser of (x) $6.50 and (y) the average price per share actually paid for Shares which such holder had previously purchased upon conversion of any Debentures. The Warrants shall expire three (3) years from the date of grant. The Bonus Warrants shall be exercisable at any time after the date of issuance. Each Bonus Warrant shall entitle the holder thereof to purchase one share of Common Stock (all of such Common Stock collectively, the "Bonus Shares") for a purchase price of $7.50. The Bonus Warrants shall expire three (3) years from the date of grant thereof.

                          (iii) Buyer shall pay the aforesaid principal amount
                  as the purchase price for the Units subscribed for by it by wire transfer of immediately available, Federal funds in United States dollars against counter-delivery of Buyer's Units by Seller. The closing of the purchase and sale of the Units (the "Closing") shall take place on or about February 26, 1997, at 10:00 a.m. at the offices of Seller's counsel, Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, NY 10019.

                  2.      BUYER'S REPRESENTATIONS AND COVENANTS.

                          Buyer represents, warrants and covenants to Seller as
                  follows:

                          (i) This Agreement has been duly authorized, validly
                  executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer enforceable in accordance with its terms, subject to general principles of equity and of bankruptcy or other laws affecting the enforcement of creditors' rights;

                          (ii) Buyer is purchasing the Units for its own
                  account for investment purposes only and not with a view towards distribution. Buyer understands and agrees that it must bear the economic risks of its investment for an indefinite period of time. Buyer has received and carefully reviewed copies of the Public Documents (as defined in Section 3) and a letter from Seller setting forth certain non-public information dated February 25, 1997 (the "Letter"). Buyer understands that the offer and sale of the Units are being made only by means of this Agreement. No representations or warranties have been made to Buyer by Seller, the officers or directors of Seller, or any agent, employee or affiliate of any of them, except as specifically set forth herein. Buyer is aware that the purchase of the Units involves a high degree of risk and that it may sustain, and has the financial ability to sustain, the loss of its entire investment. Buyer has had the opportunity to ask questions of, and receive answers satisfactory to it from, Seller's management regarding Seller. Buyer understands that no federal or state governmental authority has made any finding or determination relating to the fairness of an investment in the Units and that no federal or state governmental authority has recommended or endorsed, or will recommend or endorse, the investment herein. Buyer, in making the decision to purchase the Units subscribed for, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties. Buyer has significant assets and upon consummation of the purchase of the Units will continue to have significant assets exclusive of the Units. Buyer has not been organized for the sole purpose of acquiring the Units;

                          (iii) Buyer is an "accredited investor" within the
                  meaning of Rule 501 promulgated under the Securities Act of 1933, as amended (the "Securities Act");

                          (iv) Buyer understands that the Units are being
                  offered and sold to it in reliance on specific provisions of federal and state securities laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Buyer set forth herein in order to determine the applicability of such provisions;

                          (v) Buyer agrees that for a period of eighteen (18)
                  months from the Closing it shall not offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock (any of the foregoing, a "Sale") that Buyer does not own as of such date, provided, however, that no such restriction shall apply to any Shares and/or Bonus Shares to be issued to Buyer upon the conversion of any Debentures or the exercise of any Warrants or Bonus Warrants in the event Seller receives from Buyer, within five (5) business days after any such Sale, (x) a Notice of Conversion (as defined in the form of Debenture attached as Exhibit A to this Agreement) with respect to such Debentures or (y) the Election to Exercise with respect to such Warrants or Bonus Warrants, as the case may be;


                          (vi) Buyer has not employed any investment banker,
                  broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement except that Buyer has engaged and incurred a liability for a fee to LT Lawrence & Co. in connection with the transactions contemplated by this Agreement which Seller has agreed to pay; and

                          (vii) Buyer understands that neither the Units, the
                  Debentures, the Warrants, the Bonus Warrants, the Shares nor the Bonus Shares have been registered under the Securities Act and therefore it cannot dispose of any or all of the Units, the Debentures, the Warrants, the Bonus Warrants, the Shares or the Bonus Shares unless and until such Units, Debentures, Warrants, Bonus Warrants, Shares or Bonus Shares, as the case may be, are subsequently registered under the Securities Act or exemptions from such registration are available, it being understood that subject to certain limitations, only the Shares and Bonus Shares shall be registered by Seller.

                  Buyer acknowledges that a legend substantially as follows will be placed on the certificates representing the Debentures, the Warrants, the Bonus Warrants, the Shares and the Bonus Shares:

THE SECURITIES REPRESENTED HEREBY ARE RESTRICTED SECURITIES WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THE ISSUER OF THESE SECURITIES WILL NOT TRANSFER SUCH SECURITIES EXCEPT UPON RECEIPT OF EVIDENCE SATISFACTORY TO THE ISSUER THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT SUCH REGISTRATION IS NOT REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.

                  3.      SELLER'S REPRESENTATIONS AND COVENANTS.

                          Seller represents, warrants and covenants to Buyer as
                  follows:

                          (i) Seller has been duly incorporated and is validly
                  existing and in good standing under the laws of the State of New York, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify is not reasonably anticipated to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of Seller and its subsidiaries taken as a whole;

                          (ii) Seller has registered shares of its Common Stock
                  pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is in full compliance with all reporting requirements of the Exchange Act, and the Common Stock is quoted on the Nasdaq National Market (trading symbol ISEE);

                          (iii) Seller has furnished Buyer with copies of
                  Seller's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission"), all Forms 10-Q and 8-K filed thereafter and all other filings made with the Commission after the filing of the most recent Form 10-K (collectively, the "Public Documents") and the Letter. The Public Documents at the time of their filing did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Letter contains additional, current material information about Seller not previously disclosed;

                          (iv) At the Closing, each of the Units, the
                  Debentures and the Warrants shall be duly authorized and validly issued and when issued and delivered, the Bonus Warrants shall be duly authorized and validly issued and each of them shall be enforceable in accordance with their terms (subject to general principles of equity and bankruptcy, fraudulent conveyance, preference and other laws affecting creditors' rights generally). The Shares, when issued and delivered upon conversion of the Debentures or exercise of the Warrants, and the Bonus Shares when issued upon exercise of the Bonus Warrants, will be duly and validly authorized and issued, fully paid and nonassessable, free from all encumbrances and restrictions other than restrictions on transfer imposed by applicable securities laws and/or this Agreement, and will not subject the holders thereof to personal liability by reason of being such holders. Seller has reserved 2,477,506 shares of Common Stock equal to 19.999% of the shares of Common Stock to be outstanding on the date of Closing for issuance upon conversion of the Debentures and exercise of the Warrants and the Bonus Warrants. There are no preemptive rights of any shareholder of Seller with respect to the Debentures, the Warrants, the Bonus Warrants, the Shares or the Bonus Shares;


                          (v) This Agreement has been duly authorized, validly
                  executed and delivered on behalf of Seller and is a valid and binding agreement of Seller enforceable in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally, and Seller has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder;

                          (vi) The execution and delivery of this Agreement,
                  the issuance of the Debentures, the Warrants, the Bonus Warrants, the Shares (upon conversion of the Debentures and the exercise of the Warrants) and the Bonus Shares (upon exercise of the Bonus Warrants), and the consummation of the transactions contemplated by this Agreement by Seller, will not conflict with or result in a breach of or a default under any of the terms or provisions of, Seller's certificate of incorporation or By-laws, or of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which Seller is a party or by which it or any of its properties or assets is bound, any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Seller, or any of its properties or assets or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of Seller or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject;

                          (vii) No authorization, approval, filing with or
                  consent of any governmental body is required for the issuance and sale of the Debentures, the

                  Warrants, the Bonus Warrants, the Shares (upon conversion of the Debentures or the exercise of the Warrants) or the Bonus Shares (upon exercise of the Bonus Warrants) as contemplated by this Agreement, except as may be required under the securities or blue sky laws of the various states;

                          (viii) There is no action, suit or proceeding before
                  or by any court or governmental agency or body, domestic or foreign, now pending or, to the actual knowledge of Seller (without inquiry), threatened, against or affecting Seller, or any of its properties, which would reasonably be anticipated to result in any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, business prospects, properties or assets of Seller and its subsidiaries, taken as a whole;

                          (ix) Seller shall issue the Debentures in the name of
                  Buyer in the amount specified in Section 1(i) above in denominations of _________ Dollars ($_____). Seller shall issue the Warrants in the name of Buyer in the amount specified in Section 1(i) in denominations of ________(____) Warrants. Upon conversion of the Debentures or the exercise of the Warrants or the Bonus Warrants, Seller will issue one or more certificates representing the Shares or the Bonus Shares, as the case may be, in the name of Buyer, with a legend (if applicable) substantially in the form specified by Section 2(vii) above, and in such denominations to be specified by Buyer prior to conversion or exercise, as the case may be;

                          (x) Seller has not employed any investment banker,
                  broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement except that Seller has agreed to make payment, on behalf of Buyer, to LT Lawrence & Co. of a finder's fee in an amount equal to six percent (6%) of the aggregate principal amount of the Debentures; and

                          (xi) Seller agrees that until the earlier of the
                  conversion of all the Debentures or the maturity date thereof it shall not offer or sell Common Stock pursuant to Regulation S under the Securities Act, without the prior consent of Buyer. Seller agrees that for a period commencing on the date of Closing and terminating one hundred eighty
                  (180) days after the Registration Statement is declared effective, it shall not offer or sell Common Stock pursuant to Regulation D under the Securities Act, without the prior consent of Buyer. Notwithstanding the foregoing, during such period Seller may grant stock options or warrants to purchase Common Stock to employees and consultants and in connection with the acquisition of any assets or the prepayment of debt, and may issue Common Stock in connection with the acquisition of any assets or the prepayment of debt or upon the exercise of any option or warrant or the conversion of any security outstanding on the date of Closing including but not limited to the registration of Common Stock on Form S-8 and the registration and issuance of Common Stock in connection with the acquisition of all the capital stock of Singer Specs, Inc. and the conversion of debt owing to BEC Corp.


                  4.      REGISTRATION.

                  Seller hereby agrees to file, no later than April 30, 1997, a registration statement (the "Registration Statement") under the Securities Act on Form S-3, covering all the Shares and Bonus Shares, provided Seller shall have no obligation to register any shares in excess of 2,477,506 shares. Seller shall use its best efforts to cause the Registration Statement to become effective within 60 days after the date of filing of the Registration Statement. The Registration Statement shall be a "shelf" registration statement for purposes of Rule 415 under the Securities Act, and Seller shall maintain its effectiveness until the earlier of (x) three (3) years from the date the Registration Statement has been declared effective and (y) the date all the Debenture Shares have been sold and all of the Warrants and any Bonus Warrants have been exercised. In furtherance of the foregoing, Seller shall, as expeditiously as possible:

                          (i) before filing a registration statement or
                  prospectus or any amendments or supplements thereto (x) furnish to one counsel selected by Buyer copies of all such documents proposed to be filed, and (y) notify Buyer and such counsel of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                          (ii) prepare and file with the Commission such
                  amendments and supplements to any registration statement and the prospectus included therein as may be necessary to keep such registration statement effective until the earlier of
                  (i) the date the distribution described in the Registration Statement is completed and (ii) the date all Shares and Bonus Shares shall otherwise have been sold (but not before the expiration of the period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                          (iii) furnish to Buyer and any underwriter of the
                  Shares and the Bonus Shares to be included in the Registration Statement, copies of such Registration Statement as filed and each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as Buyer may reasonably request in order to facilitate the disposition of the Shares and the Bonus Shares owned by Buyer;

                          (iv) use its reasonable best efforts to register or
                  qualify the Shares and the Bonus Shares under such other securities or blue sky laws of such jurisdictions as

                  Buyer or any underwriter of the Shares or the Bonus Shares reasonably requests, and do any and all other acts which may be reasonably necessary or advisable to enable Buyer to consummate the disposition in such jurisdictions of the Shares or the Bonus Shares; provided that Seller will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(iv), (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process in any such jurisdiction;

                          (v) use its reasonable best efforts to cause the
                  Shares and the Bonus Shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or other authorities as may be necessary by virtue of the business and operations of Seller to enable Buyer to consummate the disposition of the Shares and the Bonus Shares;

                          (vi) notify Buyer and any underwriter of the Shares
                  or the Bonus Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act (even if such time is after the period referred to in Section 4(ii)), of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Shares or the Bonus Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading;

                          (vii) make available for inspection by Buyer, any
                  underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by Buyer or any such underwriter (collectively, the "Inspectors"), all financial and other pertinent records and pertinent corporate documents of Seller (collectively, the "Records"), and cause Seller's officers, directors and employees to supply all information reasonably requested by any such Inspector, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, in connection with such Registration Statement. Records or other information which Seller determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (x) the disclosure of such Records or other information is necessary to avoid or correct a misstatement or omission in the Registration Statement, or
                  (y) the release of such Records or other information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Buyer shall, upon learning that disclosure of such Records or other information is sought in a court of competent jurisdiction, give notice to Seller and allow Seller, at Seller's expense, to undertake appropriate action to prevent disclosure of the Records or other information deemed confidential;

                          (vii) furnish, at the request of Buyer, on the date
                  that the Shares and the Bonus Shares are delivered to the underwriters for sale pursuant to such Registration Statement or, if the Shares and the Bonus Shares are not being sold through underwriters, on the date that the Registration Statement with respect to the Shares and the Bonus Shares becomes effective, (i) a signed opinion, dated such date, of the legal counsel representing Seller for the purposes of such registration, addressed to the underwriters, if any, or if the Shares and the Bonus Shares are not being sold through underwriters, then to Buyer, as to such matters as such underwriters or Buyer, as the case may be, may reasonably request and as would be customary in such a transaction; and
                  (y) a letter dated such date, from the independent certified public accountants of Seller, addressed to the underwriters, if any, or if the Shares and the Bonus Shares are not being sold through underwriters, then to Buyer and, if such accountants refuse to deliver such letter to Buyer, then to Seller (xx) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of Seller included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and (yy) covering such other financial matters (including information as to the period ending not more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as Buyer may reasonably request and as would be customary in such a transaction;

                          (ix) enter into customary agreements (including if
                  the method of distribution is by means of an underwriting, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Shares and the Bonus Shares to be so included in the Registration Statement; and

                          (x) use its reasonable best efforts to cause all the
                  Shares and the Bonus Shares to be quoted on the NASDAQ National Market System.

                  Seller may require Buyer to furnish to Seller such information regarding the distribution of the Shares and the Bonus Shares as Seller may from time to time reasonably request in writing. Buyer agrees to timely cooperate with Seller in connection with the preparation and filing of the Registration Statement and to promptly furnish to Seller such information regarding Buyer and the distribution of the Shares and Bonus Shares as reasonably requested by Seller. Buyer represents and warrants that no information furnished in writing to Seller will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading.

                  Buyer agrees that, upon receipt of any notice from Seller of the happening of any event of the kind described in Section 4(vi) hereof, Buyer will forthwith discontinue disposition of the Shares and the Bonus Shares pursuant to the Registration Statement until Buyer's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(vi) hereof, and, if so directed by Seller, Buyer will deliver to Seller (at Seller's expense) all copies, other than permanent file copies then in Buyer's possession, of the prospectus covering the Shares and the Bonus Shares current at the time of receipt of such notice. In the event Seller shall give any such notice, Seller shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(vi) hereof to and including the date when Buyer shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(vi) hereof.

                  5.      EXPENSES OF REGISTRATION.

                  All expenses incurred in connection with the registration of the Shares and the Bonus Shares contemplated by this Agreement, excluding underwriters' discounts and commissions and the fees of Buyer's counsel, but including, without limitation, all registration, filing and qualification fees, word processing, duplicating, printers, and Seller's accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), exchange listing fees or National Association of Securities Dealers fees, messenger and delivery expenses, all fees and expenses of complying with securities or blue sky laws and fees and disbursements of counsel for Seller shall be paid by Seller. Buyer shall bear and pay any underwriting commissions and discounts applicable to the Shares and the Bonus Shares offered for its account and the fees of its counsel in connection with any registrations, filings and qualifications made pursuant to this Agreement.

                  6.      INDEMNIFICATION AND CONTRIBUTION
                          IN CONNECTION WITH REGISTRATION.

1. Subject to Buyer's obligation to indemnify Seller as provided in Section 6(ii), Seller agrees to indemnify, to the full extent permitted by law, Buyer, its officers, directors, employees, shareholders, attorneys and agents and each person who controls Buyer (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, (including any prospectus or preliminary prospectus constituting a part thereof) or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading. Seller will also indemnify any underwriters of the Shares and the Bonus Shares, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of Buyer.

                          (i) In connection with any Registration Statement
                  (pursuant to which the

                  Shares and the Bonus Shares are to be registered), Buyer will furnish promptly to Seller in writing such information with respect to Buyer as Seller reasonably requests for use in connection with any such Registration Statement or amendment thereof or supplement thereto and agrees to indemnify, to the extent permitted by law, Seller, its officers, directors, employees, shareholders, attorneys and agents and each person who controls Seller (within the meaning of the Securities
                  Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement, (including the prospectus or preliminary prospectus constituting a part thereof) or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in the light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information with respect to Buyer furnished or required to be furnished by Buyer. Notwithstanding the foregoing, the liability of Buyer under this Section 6(ii) shall be limited to an amount equal to the gross proceeds of the Shares and the Bonus Shares sold by

                  Buyer under the Registration Statement, unless such liability arises out of or is based on the gross negligence and/or willful misconduct of Buyer.

                          (ii) Any person entitled to indemnification hereunder
                  agrees to give prompt written notice to the indemnifying party after the receipt by such person of any written notice of the commencement of any action, suit, proceeding or investigation for which such person will or may claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claims with counsel reasonably satisfactory to such indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld and/or delayed). Failure by such person to provide said notice to the indemnifying party shall in and of itself not create liability except to the extent of any injury directly resulting therefrom. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.

                          (iii) If, for any reason, the indemnity provided for
                  in this Section 6 is unavailable to, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (x) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied (or required to be supplied) by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
                  Section 6(iii), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                          The parties hereto agree that it would not be just
                  and equitable if contribution pursuant to this Section 6(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                          If indemnification is available under this Section 6,
                  the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 6(i) and (ii) without regard to the relative fault of said indemnifying party or indemnified party or any other equitable consideration provided for in this Section 6.

                          (iv) The provisions of this Section 6 shall survive
                  any termination of this Agreement.

2.      TRANSFER OF RIGHTS AND OBLIGATIONS.

                  The rights and obligations of Buyer under this Agreement (including the registration rights with respect to the Shares and the Bonus Shares) may be assigned to any person; provided that such transfer may otherwise be effected in accordance with applicable securities laws; provided further, that Buyer shall give Seller written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred; provided further, that such transferee shall agree in writing, in form and substance satisfactory to Seller, to be bound by the provisions of this Agreement; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by such transferee is restricted under the Securities Act. With respect to the foregoing, in the event of any such transfer by Buyer, such transferee (of the rights and obligations of the Buyer hereunder) shall thereafter be deemed to be Buyer hereunder.

                  1.      INDEMNIFICATION BY BUYER.

                  In addition to the indemnification provisions contained in
Section 6 hereof, Buyer hereby agrees to indemnify and hold harmless Seller and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by Buyer, (ii) any omission or alleged omission of a material fact with respect to Buyer or (ii) any breach of any representation, warranty or agreement made by Buyer in this Agreement.

                  2.      DELIVERIES AT CLOSING.

                          (i) Buyer shall make the following deliveries to
                  Seller at the Closing: (x) payment of the Purchase Price as provided in Section 1(i); and (y) deliver an investor questionnaire in the form attached as Exhibit D to this Agreement.

                          (ii) Seller shall make the following deliveries to
                  Buyer at the Closing: (x) deliver in the name of Buyer certificates for the Debentures and the Warrants.

                  3.      MISCELLANEOUS.

                          (i) This Agreement shall be governed by and
                  interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws.

                          (ii) This Agreement may be executed by facsimile
                  signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                          (iii) Each of the Parties agrees to pay its own
                  expenses incident to this Agreement and the performance of its obligations hereunder, including, but not limited to, the fees and expenses of each such Party's legal counsel.

                          (iv) All notices and other communications provided
                  for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 10.

                        if to Seller:

                        Sterling Vision, Inc.
                        1500 Hempstead Turnpike
                        East Meadow, NY 11554
                        Attn: General Counsel
                        Telephone: 516-390-2144
                        Telecopier:  516-390-2150

                        with a copy (which shall not constitute notice) to:

                        Camhy Karlinsky & Stein LLP
                        1740 Broadway, 16th Floor
                        New York, NY  10019
                        Attn: Robert S. Matlin, Esq.
                        Telephone:  212-977-6600
                        Telecopier:  212-977-8389

                        if to Buyer, at such address as is listed for Buyer on the signature page hereto.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged, if telecopied.

                          (v) This Agreement together with the Exhibits and
                  Schedules hereto constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior oral or written proposals or agreements relating thereto. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the Parties.


                  IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                                    STERLING VISION, INC.

                                    By: ______________________________________
                                        Robert Greenberg
                                        President and Chief Executive Officer

                                    Address:

                                    Sterling Vision, Inc.
                                    1500 Hempstead Turnpike
                                    East Meadow, NY 11554
                                    Telephone: 516-390-2100
                                    Fax: 516-390-2150

                                    ________________

                                    By: ______________________________________
                                        Name: ________________________________
                                        Title:________________________________

                                    Address:
                                    __________________________________________
                                    __________________________________________
                                    Telephone:________________________________
                                    Fax:______________________________________

                      AMENDMENT TO CONVERTIBLE DEBENTURES
                      AND WARRANTS SUBSCRIPTION AGREEMENT

                  THIS AMENDMENT (the "Amendment") to CONVERTIBLE DEBENTURES AND WARRANTS SUBSCRIPTION AGREEMENT is made and entered into as of this 26th day of February, 1997, by and between STERLING VISION, INC., a New York corporation ("Seller"), and __________________, a __________________ ("Buyer").

                              W I T N E S S E T H:

                  WHEREAS, Seller and Buyer have entered into a Convertible Debentures and Warrants Subscription Agreement, dated as of February 26, 1997 (the "Agreement"); and

                  WHEREAS, Seller and Buyer have agreed to amend and modify certain of the terms contained in the Agreement.

                  NOW, THEREFORE, in consideratin of the foregoing and other good and valluable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Section 3(xi) of the Agreemet is hereby amended by deleting the phrase "without the prior consent of Buyer" appearing in the first and second sentence of such Section and substituting the phrase "without the prior consent of the holders representing a majority of the then outstanding principal amount of the Debentures" in its place.

                  2. Except as amended hereby, the Agreement shall remain in full force and effect.

                  3. This Amendment shall be governed by and interpreted in accordance with the laws of the State of New York without giving effect to the rules governing the conflicts of laws.

                  4. This Amendment may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the udnersigned have executed this Amendment as of the date first written above.

                                 STERLING VISION, INC.

                                 By:  ________________________________________
                                      Robert Greenberg
                                      President and Chief Executive Officer

                                      Address:

                                      Sterling Vision, Inc.
                                      1500 Hempstead Turnpike
                                      East Meadow, New York  11554
                                      Telephone: (516) 390-2100
                                      Fax: (516) 390-2150

                                      ________________________________________

                                 By:  ________________________________________
                                      Name:
                                      Title:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

                             STERLING VISION, INC.
                   CONVERTIBLE DEBENTURE DUE AUGUST 25, 1998

$___________________ February 26, 1997                                No._____

             FOR VALUE RECEIVED, STERLING VISION, INC., a New York corporation the "Company"), hereby promises to pay to the order of ________ (the "Original Holder"), or registered assigns (collectively with the Original Holder, the "Holder") on August 25, 1998 (the "Maturity Date"), the principal amount of dollars ________ ($ ________). This Convertible Debenture (the "Debenture") has been issued pursuant to that certain Convertible Debentures and Warrants Subscription Agreement executed between the Original Holder and the Company dated February 26, 1997 (the "Agreement").

Article 1.  Method of Payment.

             This Debenture must be surrendered to the Company free and clear of any and all claims, liens or encumbrances in order for the Holder to receive payment of the principal amount hereof. Subject to Articles 2 and 3 hereof, the Company shall pay the principal of this Debenture in United States dollars. Principal payments shall be subject to withholding (if any) under applicable United States Federal Internal Revenue Service Regulations.

Article 2.  Conversion.

             Section 2.1    Conversion Privilege

                     (a) Subject to the terms and conditions of this Debenture, the Holder of this Debenture shall have the right, prior to the Maturity Date, exercisable at one or more times, at its option, to convert all or a portion of this Debenture into the common stock, par value $.01 per share

                                   Exhibit A

("Common Stock"), of the Company at the times hereafter specified. The number of shares of Common Stock issuable upon the conversion of this Debenture shall be determined by dividing the principal amount hereof to be converted by the Conversion Price (as defined in paragraph (b) of this Section
2.1 below) in effect on the conversion date and rounding the result to the nearest 1/100th of a share.


                     (b) Subject to the provisions of Article 3 hereof, less than all of the principal amount of this Debenture may be converted into Common Stock if the portion converted is $1,000 or a whole multiple of $1,000, it being understood that the provisions of this Article that apply to the conversion of this Debenture also apply to the conversion of a portion of it. All or any portion of this Debenture is convertible, from time to time, subject to the following limitations: 25% of the original principal amount of this Debenture shall be convertible beginning on the date of issuance of this Debenture provided that the Registration Statement (as defined in the Agreement) has been declared effective; 50% of the original principal amount of this Debenture shall be convertible beginning three (3) months after the date of issuance of this Debenture; 75% of the original principal amount of this Debenture shall be convertible beginning six (6) months after the date of issuance of this Debenture; and the entire original principal amount of this Debenture shall be convertible beginning nine (9) months after the date of issuance of this Debenture. Notwithstanding the foregoing restrictions, if at any time the bid price of the Common Stock on the Nasdaq National Market System or the Nasdaq SmallCap Market equals or exceeds $10.00 (whether intra-day or otherwise), at any time thereafter prior to the Maturity Date, the entire principal amount of this Debenture, at the option of the Holder, shall be convertible into Common Stock at the Conversion Price. The "Conversion Price" for each conversion shall equal the lesser of (i) $6.50 and (ii) the number obtained by multiplying .85 by the average Closing Bid Price of the Common Stock for the five (5) trading days immediately preceding the date of the Company's receipt of Holder's Notice of Conversion (as described in Section 2.2) for such conversion (the foregoing number being hereinafter referred to as the "Market Price"). For purposes hereof, the "Closing Bid Price" shall mean the closing bid price on the Nasdaq National Market System published by the Nasdaq Stock Market or if no longer traded on the Nasdaq National Market, the closing bid price on the Nasdaq Small Cap Market, the over-the-counter market or the principal national securities exchange on which the Common Stock is so traded, and if such closing bid prices are not available, the mean of the high and low prices on the principal national securities exchange, the over-the-counter market or the Nasdaq Stock Market on which the Common Stock is so traded.

                     (c) Notwithstanding anything contained herein to the contrary, prior to the Maturity Date this Debenture shall not be convertible by the Holder to the extent that and so long as the Common Stock which would be acquired upon such conversion when aggregated with any other shares of Common Stock at the time of conversion beneficially owned by the Holder and not theretofore sold by the Holder would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of
Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.


                     (d) In the event any portion of this Debenture remains outstanding on the Maturity Date, such portion will automatically be converted into Common Stock as of the Maturity Date in the manner set forth in this
Section 2.1; provided an Event of Default does not then exist under this Debenture and the Registration Statement is then effective and provided further the Company shall be entitled to effect a Redemption (as defined in Article 3) in accordance with the terms of Section 3.1(a) in the event the Conversion Price on such date shall equal or be less than $6.00.

             Section 2.2 Conversion Procedure. To convert this Debenture into Common Stock the Holder must (a) complete and sign the Notice of Conversion attached hereto and (b) surrender the Debenture to the Company free and clear of any and all claims, liens and/or encumbrances. Except as otherwise provided herein, the date upon which the Company receives the completed Notice of Conversion (by recognized overnight courier, hand-delivery or facsimile, followed by hand-delivery or courier delivery within two (2) business days thereafter) is the conversion date, provided that the Company shall not be required to deliver a certificate for shares of Common Stock unless and until the Company receives the original Debenture. Within five (5) business days after receipt of the Notice of Conversion as aforesaid, provided the Company has received the original Debenture from the Holder, the Company shall deliver a certificate as specified in the Agreement for the number of full shares of Common Stock issuable upon the conversion and a check for any fraction of a share. The person in whose name the certificate representing shares of Common Stock is to be registered shall be treated as a shareholder of record on and after the conversion date. Upon surrender of a Debenture that is to be converted in part, the Company shall issue to the Holder a new Debenture equal in principal amount to the unconverted portion of the Debenture surrendered.

             Section 2.3 Fractional Shares. The Company shall not issue a fractional share of Common Stock upon the conversion of all or any portion of this Debenture. Instead, the Company shall pay, in lieu of any fractional share, the cash value thereof at the Conversion Price of the Common Stock as determined pursuant to Section 2.1 above.

             Section 2.4 Taxes on Conversion. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of Common Stock upon the conversion of this Debenture. The Holder, however, shall pay any such tax which is due because such shares are issued in a name other than its name.

       Section 2.5 Company to Reserve Stock. The Company shall reserve out of its authorized but unissued Common Stock for issuance as provided in the Subscription Agreement a number of shares of Common Stock equal to 19.999% of the number of shares of Common Stock outstanding on the date of issuance of this Debenture. All shares of Common Stock which may be issued upon the conversion hereof shall be fully paid and nonassessable.

             Section 2.6 Restrictions on Transfer. This Debenture and the Common Stock issuable upon the conversion hereof have not been registered under the Act and have been sold pursuant to an exemption under the Act. The Debenture may not be pledged, transferred or resold except pursuant to registration, under or an exemption from, the Act. Any shares of Common Stock issued hereunder shall bear a restrictive legend similar to the legend set forth on the first page hereof.

Article 3.  Redemption

             Section 3.1  Redemption Rights

                     (a) In the event the Company receives a Notice of Conversion and the Conversion Price shall equal or be less than $6.00, the Company, at its sole option, may nevertheless redeem such portion of the Debenture as shall have been requested to be converted by paying the Holder an amount equal to one hundred fifteen percent (115%) of the face amount of such portion of this Debenture as shall have been requested to be redeemed (a "Redemption").

                     (b) In addition to the right of redemption set forth in
Section 3.1(a) above, in the event the Company receives a Notice of Conversion and the number of shares of Common Stock to be issued upon conversion of this Debenture together with (i) the number of shares of Common Stock previously issued upon conversion of the Debentures and (ii) the number of shares of Common Stock issued or issuable (assuming in the case of the Warrants an Exercise Price (as defined in the Warrants) at $6.50 per share of Common Stock) upon exercise of the Warrants and Bonus Warrants (as such terms are defined in the Agreement) equals or exceeds twenty percent (20%) (the "Twenty Percent Threshold") of the number of outstanding shares of Common Stock on the date of execution of the Agreement, the Company may effect a Redemption at the price provided in Section 3.1(a) above for such portion of this Debenture as shall have been requested to be converted in excess of the Twenty Percent Threshold.

                     (c) In the event that the Company desires to effect a Redemption, the Company shall provide notice of such event to the Holder of this Debenture within five (5) business days of receipt of the Notice of Conversion (a "Redemption Notice"), and any such redemption shall occur by payment by the Company by wire transfer of the applicable redemption amount not later than five (5) business days following the date of the Redemption Notice (the "Redemption Date").

Article 4.  Certain Payments

             Section 4.1 Registration Statement. In the event the
Registration Statement is not declared effective within one hundred twenty
(120) days after the Closing (as defined in the Agreement), this Debenture,or any portion hereof outstanding on and after such date, shall bear interest at a rate per annum equal to eighteen percent (18%). Such interest shall be due and payable each January 1, April 1, July 1 and December 1 thereafter until and all accrued amounts shall be due and payable on the earlier of the date the Registration Statement has been declared effective, all of this Debenture has been converted into Common Stock or the Holder has received payment of the principal amount hereof.

             Section 4.2 Failure to Convert or Redeem. In the event the Company breaches its obligation to deliver certificates for Common Stock under Section
2.2 above or as contemplated by Section 2.1(d) above or to make payment in connection with a Redemption as provided in Section 3.1(c) above, the Company shall be required to make payment to the Holder of this Debenture within five
(5) business days after each demand by the Holder, of an amount equal to One Thousand Dollars ($1,000) per day with respect to each One Hundred Thousand Dollars ($100,000) principal amount of this Debenture outstanding during such period as such breach continues.

             Section 4.3 Rights and Remedies. The rights and remedies provided to the Holder under Sections 4.1 and 4.2 above shall not limit any other rights and remedies afforded by law to the Holder.

Article 5.  Recapitalization, Mergers, etc.

             Section 5.1 Recapitalization Generally. In case the Company, prior to the Maturity Date, shall (i) subdivide its outstanding Common Stock (including by means of a dividend or distribution on the Common Stock payable in Common Stock), (ii) combine its outstanding Common Stock into a smaller number of shares, or (iii) issue by capital reorganization or reclassification of its Common Stock (other than a subdivision or combination of its shares provided for above, a reorganization, merger, consolidation, or sale of assets provided for elsewhere in this Article 5, or the issuance of any shares of Common Stock in connection with the acquisition of assets or the repayment of debt) any shares of Common Stock of the Company, the Conversion Price in effect thereafter shall be adjusted so that it shall equal the lesser of (x) $6.50 as adjusted to reflect such action and (y) the Market Price as adjusted to the extent necessary to reflect such action. In case of any such action, the Conversion Price set forth in Section 3.1(a) under which the Company may effect a Redemption and the $10.00 bid price set forth in Section 2.1(b) shall be adjusted to reflect such action. An adjustment made pursuant to this subsection shall become effective retroactively immediately after the effective date in the case of a subdivision, combination or reclassification.

             Section 5.2 Mergers. Until this Debenture is paid in full or has been converted into Common Stock, the Company shall not consolidate or merge into, or transfer all or substantially all of its assets to, any person, unless such person assumes the obligations of the Company under this Debenture and immediately after such transaction no Event of Default exists. Any reference herein to the Company shall refer to such surviving or transferee corporation and the obligations of the Company shall terminate upon such assumption. If the Company merges or consolidates with another corporation or sells or transfers all or substantially all of its assets to another person and the holders of the Common Stock are entitled to receive stock, securities or property in respect of, or in exchange for, Common Stock, then, as a condition of such merger, consolidation, sale or transfer the Company and any such successor, purchaser or transferee shall amend this Debenture to provide that it may thereafter be converted on the terms and subject to the conditions set forth above into the stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, entity in such merger, consolidation, sale or transfer. In any such case, appropriate adjustment shall be made in the application of the provisions of this Article 5 with respect to the rights of the Holder upon and after such merger, consolidation, sale or transfer to the end that the provisions of this
Article 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Debenture) shall be applicable after that event as nearly equivalently as may be practicable. Except as otherwise provided herein, the Conversion Price shall be the same as the applicable Conversion Price defined in Article 3 above.

Article 6.  Reports.

             The Company will mail to the Holder hereof at its address as shown on the Register (as defined in Section 8.2) a copy of any annual, quarterly or current report that it files with the Securities and Exchange Commission promptly after the filing thereof and a copy of any annual, quarterly or other report or proxy statement that it gives to its shareholders generally at the time such report or statement is sent to shareholders.

Article 7.  Defaults and Remedies.

             Section 7.1 Events of Default. An "Event of Default" shall be deemed to have occurred if (a) the Company fails to issue Common Stock upon conversion, within the time period specified in Section 2.2, (b) the Company fails to comply with any of its other agreements in this Debenture and such failure continues for thirty (30) days after receipt of written notice from the Holder, (c) any of the representations or warranties made by the Company herein or in the Agreement shall be false or misleading, in any material respect, as of the date made or (d) the Company breaches, in any material respect, any of its agreements contained in the Agreement. Notwithstanding the foregoing, the Company's failure to have the Registration Statement declared effective within one hundred twenty (120) days after the Closing shall not constitute an Event of Default provided the Company complies with the obligations set forth in
Section 4.1 and provided further that such failure shall not prohibit the Holder from pursuing any other rights and remedies available at law.

             Section 7.2 Acceleration. If an Event of Default occurs and is continuing, the Holder hereof by notice to the Company may declare the principal of this Debenture to be due and payable. Upon such declaration, the principal shall be due and payable immediately without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights or remedies afforded by law. The Company expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder and for the payment of reasonable legal fees incurred by the Holder in bringing suit to collect amounts due and payable hereunder.

Article 8.  Registered Debentures.

             Section 8.1 Series. This Debenture is one of a numbered series of Debentures issued to the Holder and certain other parties and designated as "Convertible Debentures Due August 25, 1998." Such Debentures are referred to herein collectively as the "Debentures."

             Section 8.2 Record Ownership. The Company shall maintain a register of the holders of the Debentures (the "Register") showing their names and addresses and the serial numbers and principal amounts of Debentures issued to or transferred of record by them from time to time. The Register may be maintained in electronic, magnetic or other form. The Company may treat the person named as the Holder of this Debenture in the Register as the sole owner of the Debenture. The Holder of the Debenture is the person exclusively entitled to receive notifications with respect to the Debenture, convert it into Common Stock and otherwise exercise all of the rights and powers as the absolute owner hereof.

             Section 8.3 Registration of Transfer. Transfers of this Debenture may be registered on the books of the Company maintained for such purpose pursuant to Section 8.2 above (i.e., the Register). Transfers shall be registered when this Debenture is presented to the Company with a request to register the transfer hereof and the Debenture is duly endorsed by the Holder, reasonable assurances are given that the endorsements are genuine and effective, the Company has received a certificate from the Holder that it owns this Debenture free and clear of all claims, liens and/or encumbrances, and the Company has received evidence satisfactory to it that such transfer is rightful and in compliance with all applicable laws, including tax laws and State and Federal securities laws. When this Debenture is presented for transfer and duly transferred hereunder, it shall be canceled and one or more new Debentures showing the name(s) of the transferee(s) as the Holder(s) thereof shall be issued in lieu hereof. When this Debenture is presented to the Company with a reasonable request to exchange it for an equal principal amount of Debentures of other denominations, the Company shall make such exchange and shall cancel this Debenture and issue, in lieu thereof, Debentures having a total principal amount equal to this Debenture in the denominations requested by the Holder.

             Section 8.4 Worn and Lost Debentures. If this Debenture becomes worn, defaced or mutilated but is still substantially intact and recognizable, the Company or its agent may issue a new Debenture in lieu hereof upon its surrender. Where the Holder of this Debenture claims that the

Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a new Debenture in place of the original Debenture if the Holder so requests by written notice to the Company (which notice is actually received by the Company before it is notified that this Debenture has been acquired by a bona fide purchaser) and the Holder has delivered to the Company an indemnity bond in such amount and issued by such surety as the Company deems satisfactory together with an affidavit of the Holder setting forth the facts concerning such loss, destruction or wrongful taking and such other information in such form and with such proof or verification as the Company may request.

Article 9.  Notices.

             All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first class mail, overnight courier, or telecopied, initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Article 9.

             All notices to Holders are to be directed to each Holder at such address as is listed for such Holder in the Register.

             All notices to the Company are to be directed to:

             Sterling Vision, Inc.
             1500 Hempstead Turnpike
             East Meadow, NY  11554
             Attn:  General Counsel
             Telephone:  516-390-2144
             Telecopier: 516-390-2150
             with a copy (which shall not constitute notice) to:

             Camhy Karlinsky & Stein LLP
             1740 Broadway
             16th Floor
             New York, NY  10019
             Attn:  Robert S. Matlin, Esq.
             Telephone:  212-977-6600
             Telecopier: 212-977-8389

             All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; three (3) business days after being deposited in the mail, postage prepaid, if mailed; the next business day after being deposited with an overnight courier, if deposited with a nationally recognized, overnight courier service; when receipt is acknowledged if telecopied.


Article 10.  Times.

             Where this Debenture authorizes or requires the payment of money or the performance of a condition or obligation on a Saturday or Sunday or a public holiday, or authorizes or requires the payment of money or the performance of a condition or obligation within, before or after a period of time computed from a certain date, and such period of time ends on a Saturday or a Sunday or a public holiday, such payment may be made or condition or obligation performed on the next succeeding business day, and if the period ends at a specific hour, such payment may be made or condition performed, at or before the same hour of such next succeeding business day, with the same force and effect as if made or performed in accordance with the terms of this Debenture.

Article 11.  Rules of Construction.

             In this Debenture, unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular, and words of the masculine gender include the feminine and the neuter, and when the sense so indicates, words of the neuter gender may refer to any gender. The numbers and titles of sections contained in this Debenture are inserted for convenience of reference only, and they neither form a part of this Debenture nor are they to be used in the construction or interpretation hereof. Wherever, in this Debenture, a determination of the Company is required or allowed, such determination shall be made by a majority of the Board of Directors of the Company and if it is made in good faith, it shall be conclusive and binding upon the Company and the Holder of this Debenture.

Article 12.  Nature of the Obligation; Rank.

             No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of this Debenture at the time and place and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company. This Debenture ranks equally with all other Debentures now or hereafter issued under the terms set forth herein.

Article 13.  Governing Law.

             The validity, terms, performance and enforcement of this Debenture shall be governed and construed by the provisions hereof and in accordance with the laws of the State of New York without regard to the laws governing conflicts of laws.

             IN WITNESS WHEREOF, the Company has duly executed this Debenture as of the date first written above.

                                             STERLING VISION, INC.

                                             By:______________________________

                                             Name:____________________________

                                             Title:___________________________

NOTICE OF CONVERSION

         [To be completed and signed only upon conversion of Debenture]

             The undersigned, the Holder of this Debenture, hereby irrevocably elects to exercise the right to convert it into Common Stock, par value $.01 per share, of Sterling Vision, Inc. as follows:


[Complete if less than all           Dollars ($             )*
of the principal amount is    -------------------------------------------------
to be converted]              ($1,000 or integral multiples of $1,000)



[Signature must be            -------------------------------------------------
guaranteed if registered      (Name of Holder of shares if different than
holder of stock differs       registered Holder of Debenture)
from registered Holder of
Debenture]



                              -------------------------------------------------
                              (Address of Holder of shares if different than address of registered Holder of Debenture)



                              -------------------------------------------------
                              (Social Security or EIN of Holder of shares if different than Holder of Debenture)


* If the principal amount of the Debenture to be converted is less than the entire principal amount thereof, a new Debenture for the balance of the principal amount shall be returned to the Holder of the Debenture. All notices to be transmitted by hand delivery, facsimile or overnight courier.


Date:                     Sign:
     ------------------        ------------------------------------------------
                               (Signature must conform in all respects to name of Holder shown on face of Debenture)

                            ASSIGNMENT OF DEBENTURE

The undersigned hereby sell(s) and assign(s) and transfer(s) unto


-------------------------------------------------------------------------------
                   (name, address and SSN or EIN of assignee)


-------------------------------------------------------------------------------
    (principal amount of Debenture, $1,000 or integral multiples of $1,000)

of principal amount of the Debenture.

Date:                     Sign:
     ------------------        ------------------------------------------------
                               (Signature must conform in all respects to name of Holder shown on face of Debenture)

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF IS RESTRICTED AS DESCRIBED HEREIN.

                             STERLING VISION, INC.

              Warrant for the purchase of shares of Common Stock,
                            $.01 par value per share

No.___

                  THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________ (the "Holder"), is entitled to subscribe for and purchase from Sterling Vision, Inc., a New York corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m. on February 26, 2000 (the "Exercise Period"), ________________ shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at a price (the "Exercise Price") per share of Common Stock equal to the lesser of (x) $6.50 and (y) the average price per share actually paid for Common Stock which the Holder previously acquired upon conversion of any Debentures (as defined in the Convertible Debentures and Warrants Subscription Agreement dated as of February 26, 1997 (the "Subscription Agreement") between the Company and the Holder) prior to the Company's receipt of this Warrant, together with the Election to Exercise attached thereto and the Exercise Price therefor. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant is one of a series of warrants issued to the original Holder in connection with the sale by the Company of certain units consisting of convertible debentures and this Warrant. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.

                                   Exhibit B

                  The number of shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") may be adjusted from time to time as hereinafter set forth.


                  1. Subject to the provisions of Section 2, this Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three (3) business days by the surrender of this Warrant (with the Election to Exercise attached hereto duly executed) to the Company at its office at 1500 Hempstead Turnpike, East Meadow, New York 11554, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company, in an amount equal to the product of the Exercise Price and the number of Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

                  2. Notwithstanding anything to the contrary contained in
Section 1, in the event the number of Warrant Shares for which this Warrant is being exercised together with (i) the number of Warrant Shares and Bonus Warrant Shares (as defined in the Subscription Agreement), issued or issuable (assuming, in the case of Warrant Shares, an Exercise Price of $6.50) to Holder and (ii) the number of shares of Common Stock issued or issuable (assuming a Conversion Price (as defined in the Subscription Agreement) of $6.50) upon conversion of the Debentures issued to Holder equals or exceeds twenty percent (20%) (the "Twenty Percent Threshold") of the number of outstanding shares of Common Stock on the date of execution of the Subscription Agreement, the Company shall have the right to redeem such portion of this Warrant as shall have been requested to be exercised in excess of the Twenty Percent Threshold for an amount per Warrant Share equal to the excess of the Closing Bid Price of the Common Stock on the trading day immediately preceding the date of exercise over the Exercise Price.

                  3. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be exercisable by the Holder to the extent that and so long as the Common Stock which would be acquired upon such exercise when aggregated with any other shares of Common Stock at the time of exercise beneficially owned by the Holder and not previously sold by the Holder would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

                  4. Upon each exercise of the Holder's rights to purchase Warrant Shares, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. Within five (5) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

                  5. In the event the Company fails to deliver to the Holder a certificate or certificates for the Warrant Shares in accordance with Section 4, the Company shall be required to make payment to the Holder of this Warrant within five (5) business days after each demand by the Holder, of an amount equal to One Thousand Dollars ($1,000.00) per day with respect to each One Hundred Thousand Dollars ($100,000.00) of Warrant Shares (based on the Exercise Price) to be issued to the Holder with respect to the Election to Exercise delivered to the Company.

                  6. In the event this Warrant is exercised in whole or in part within two (2) years after the Registration Statement (as defined in the Subscription Agreement) is declared effective, upon any such exercise the Company shall issue to the Holder warrants ("Bonus Warrants") in accordance with the terms of, and in the form of warrant attached as Exhibit C to, the Subscription Agreement. The Holder shall receive one (1) Bonus Warrant with respect to each two (2) Warrants exercised prior to the expiration of said two
(2) year period, which Bonus Warrant shall entitle the Holder to purchase one
(1) share of Common Stock for a purchase price of $7.50.

                  7. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. This Warrant shall be transferable on the Warrant Register only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer, subject in all cases to compliance with the Subscription Agreement. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act, and the rules and regulations thereunder, and any applicable state securities laws.

                  8. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, a number of shares of Common Stock equal to 19.999% of the number of shares of Common Stock outstanding on the date of issuance hereof. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

                  9. (a) The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                     (b) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock, in each case, in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                     (c) Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 9, the number of Warrant Shares issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                     (d) For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or
(ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                     (e) In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of this Warrant shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 9. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                     (f) No adjustment in the number of Warrant Shares shall be required if such adjustment is less than one; provided, however, that any adjustments which by reason of this Section 9(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 9 shall be made to the nearest one-thousandth of a share.

                     (g) In any case in which this Section 9 shall require that an adjustment in the number of Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after the record date, the Warrant Shares, if any, issuable upon such exercise over and above the Warrant Shares, if any, issuable upon such exercise prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Warrant Shares upon the occurrence of the event requiring such adjustment.

                     (h) Whenever there shall be an adjustment as provided in this Section 9, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares issuable upon the exercise of this Warrant if such Warrant were exercisable on the date of such notice, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  10. In case at any time the Company shall propose

                     (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                     (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                     (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation or merger as described in Section 9; or

                     (d) to effect any liquidation, dissolution, or winding-up of the Company,

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

                  11. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  12. The Company shall file a registration statement covering the Warrant Shares and otherwise comply with its obligations with respect to the Warrant Shares, all as set forth in the Subscription Agreement. All expenses incurred in connection with any such registration statement shall be paid as provided in the Subscription Agreement.

                  13. (a) The Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, shareholders, attorneys and agents, and each person, if any, who controls any such person (within the meaning of the Act) as provided in Section 6 of the Subscription Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

                      (b) The Holder agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders, attorneys and agents and each person who controls the Company (within the meaning of the Act) as provided in Section 6 of the Subscription Agreement.

                  14. Unless registered as contemplated by Section 12 hereof, the Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Warrant Shares shall bear the following legend:

                      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN NOT
                  REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A WARRANT, DATED FEBRUARY 26, 1997, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

                  15. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  16. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  17. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated:  February 26, 1997

                                             STERLING VISION, INC.

                                             By: _____________________________
                                                 Name:
                                                 Title:

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, _________________________________________
____________________________ hereby sells, assigns, and transfers unto
__________________ a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of Sterling Vision, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated: ______________________

                                        Signature______________________________

Signature Guaranteed:

                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:    Sterling Vision, Inc.
       1500 Hempstead Turnpike
       East Meadow, New York  11554

                              ELECTION TO EXERCISE

       The undersigned hereby exercises his or its rights to purchase _______ Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, certifies that this Warrant is owned by the undersigned free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:

                    _________________________________________

                    _________________________________________

                    _________________________________________
                    (Print Name, Address and Social Security
                         or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:_______________________            Name:_________________________________
                                              (Print)

Address:_______________________________________________________________________


                                         ______________________________________
                                         (Signature)

THIS WARRANT AND ANY SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE HEREOF IS RESTRICTED AS DESCRIBED HEREIN.

                             STERLING VISION, INC.

              Warrant for the purchase of shares of Common Stock,
                            $.01 par value per share

No.___

                  THIS CERTIFIES that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, _____________ (the "Holder"), is entitled to subscribe for and purchase from Sterling Vision, Inc., a New York corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time, during the period commencing on the date hereof and expiring at 5:00 p.m. on the third anniversary of the date of issuance (the "Exercise Period"), ____________ shares of the Company's common stock, $.01 par value per share ("the Common Stock"), at a price (the "Exercise Price") per share of Common Stock equal to $7.50. As used herein, the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. This Warrant is one of a series of warrants issued to the original Holder in connection with the exercise of certain warrants by the original Holder. As used herein, the term "Holder" shall include any transferee to whom this Warrant has been transferred in accordance with the terms hereof.

                                   Exhibit C

                  The number of shares of Common Stock issuable upon exercise of the Warrants (the "Bonus Warrant Shares") may be adjusted from time to time as hereinafter set forth.

                  1. Subject to the provisions of Section 2, this Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of whole Bonus Warrant Shares, by transmission by telecopy of the Election to Exercise, followed within three (3) business days by the surrender of this Warrant (with the Election to Exercise attached hereto duly executed) to the

Company at its office at 1500 Hempstead Turnpike, East Meadow, New York 11554, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the product of the Exercise Price and the number of Bonus Warrant Shares for which this Warrant is being exercised (the "Aggregate Exercise Price").

                  2. Notwithstanding Section 1, in the event the number of Bonus Warrant Shares for which this Warrant is being exercised together with
(i) the number of Warrant Shares (as defined in the Convertible Debentures and Warrants Subscription Agreement dated as of February 26, 1997 (the "Subscription Agreement"), between the Company and the Holder) and Bonus Warrant Shares issued or issuable (assuming, in the case of Warrant Shares, an Exercise Price of $6.50) to Holder and (ii) the number of shares of Common Stock issued or issuable (assuming a Conversion Price (as defined in the Subscription Agreement) of $6.50) upon conversion of the Debentures (as defined in the Subscription Agreement) equals or exceeds twenty percent (20%) (the "Twenty Percent Threshold") of the number of outstanding shares of Common Stock on the date of execution of the Subscription Agreement, the Company shall have the right to redeem such portion of this Warrant as shall have been requested to be exercised in excess of the Twenty Percent Threshold for an amount per Bonus Warrant Share equal to the excess of the Closing Bid Price of the Common Stock on the trading day immediately preceding the date of exercise over the Exercise Price. For purposes hereof, the "Closing Bid Price" shall mean the closing bid price on the Nasdaq National Market System published by the Nasdaq Stock Market or if no longer traded on the Nasdaq National Market, the closing bid price on the Nasdaq Small Cap Market, the over-the-counter market or the principal national securities exchange on which the Common Stock is so traded and if such closing bid prices are not available, the mean of the high and low prices on the principal national securities exchange, the over-the-counter market or the Nasdaq Stock Market on which the Common Stock is so traded.

                  3. Notwithstanding anything to the contrary contained in this Warrant, this Warrant shall not be convertible by the Holder to the extent that and so long as the Common Stock which would be acquired upon such exercise when aggregated with any other shares of Common Stock at the time of exercise beneficially owned by the Holder and not previously sold by the Holder would aggregate more than 4.9% of the then outstanding shares of Common Stock of the Company. For this purpose, "beneficial ownership" shall be calculated in accordance with the provisions of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. The opinion of the Holder's counsel shall be conclusive in calculating the Holder's beneficial ownership.

                  4. Upon each exercise of the Holder's rights to purchase Bonus Warrant Shares, the Holder shall be deemed to be the holder of record of the Bonus Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Bonus Warrant Shares shall not then have been actually delivered to the Holder. Within five (5) business days after each such exercise of this Warrant and receipt by the Company of this Warrant, the Election to Exercise and the Aggregate Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the Bonus Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Bonus Warrant Shares (or portions thereof) subject to purchase hereunder.

                  5. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a warrant register (the "Warrant Register") as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge of the general counsel of the Company that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer. This Warrant shall be transferable on the Warrant Register only upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer, subject in all cases to compliance with the Subscription Agreement. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Bonus Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding anything contained herein to the contrary, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Act and the rules and regulations thereunder.

                  6. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all Bonus Warrant Shares granted pursuant to the Warrants, such number of shares of Common Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

                  7. (a) The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:


                      (b) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock, in each case, in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                      (c) Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 7, the number of Bonus Warrant Shares issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest number of whole shares of Common Stock by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Bonus Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                      (d) For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Articles of Incorporation of the Company as amended as of the date hereof, or
(ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

                      (e) In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of this Warrant shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 7. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                      (f) No adjustment in the number of Bonus Warrant Shares shall be required if such adjustment is less than one; provided, however, that any adjustments which by reason of this Section 7(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest one-thousandth of a share.

                      (g) In any case in which this Section 7 shall require that an adjustment in the number of Bonus Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after the record date, the Bonus Warrant Shares, if any, issuable upon such exercise over and above the Bonus Warrant Shares, if any, issuable upon such exercise prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional Bonus Warrant Shares upon the occurrence of the event requiring such adjustment.

                      (h) Whenever there shall be an adjustment as provided in this Section 7, the Company shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Bonus Warrant Shares issuable upon the exercise of this Warrant if such Warrant were exercisable on the date of such notice, and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

                  8.  In case at any time the Company shall propose

                      (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

                      (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

                      (c) to effect any reclassification or change of outstanding shares of Common Stock, or any consolidation or merger, described in Section 7; or

                      (d) to effect any liquidation, dissolution, or winding-up of the Company,

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the

Warrant Register, mailed at least 15 days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, or (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up.

                  9. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance, other than applicable transfer taxes. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  10. The Company shall file a registration statement covering the Bonus Warrant Shares and otherwise comply with its obligations with respect to the Bonus Warrant Shares, all as set forth in the Subscription Agreement. All expenses incurred in connection with any such registration statement shall be paid as provided in the Subscription Agreement.

                  11. (a) The Company agrees to indemnify and hold harmless the Holder, its officers, directors, employees, shareholders, attorneys and agents, and each person, if any, who controls any such person (within the meaning of the Act) as provided in Section 6 of the Subscription Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant.

                      (b) The Holder agrees to indemnify and hold harmless the Company, its officers, directors, employees, shareholders, attorneys and agents and each person who controls the Company (within the meaning of the Act) as provided in Section 6 of the Subscription Agreement.

                  12. Unless registered as contemplated by Section 10 hereof, the Bonus Warrant Shares issued upon exercise of the Warrants shall be subject to a stop transfer order and the certificate or certificates evidencing such Bonus Warrant Shares shall bear the following legend:

                       "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN
                  NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE

                  OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT. SUCH SHARES ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A WARRANT, DATED ____________, 199__, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY."

                  13. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated), and upon reimbursement of the Company's reasonable incidental expenses and, if reasonably requested, an indemnity reasonably acceptable to the Company, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

                  14. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

                  15. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

Dated: ______________________, 199__

                                             STERLING VISION, INC.

                                             By:______________________________
                                                Name:
                                                Title:

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

                  FOR VALUE RECEIVED, ________________________________________
________________________________________ hereby sells, assigns, and transfers unto __________________ a Warrant to purchase __________ shares of Common Stock, $.01 par value per share, of Sterling Vision, Inc. (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _______________________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.

Dated:___________________

                                    Signature ________________________________

Signature Guaranteed:

                                     NOTICE

                  The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:    Sterling Vision, Inc.
       1500 Hempstead Turnpike
       East Meadow, New York  11554

                              ELECTION TO EXERCISE

       The undersigned hereby exercises his or its rights to purchase _______ Bonus Warrant Shares covered by the within Warrant and tenders payment herewith in the amount of $_________ in accordance with the terms thereof, certifies that he owns this Warrant free and clear of any and all claims, liens and/or encumbrances and requests that certificates for such securities be issued in the name of, and delivered to:

                    ________________________________________

                    ________________________________________

                    ________________________________________
                    (Print Name, Address and Social Security
                         or Tax Identification Number)

and, if such number of Bonus Warrant Shares shall not be all the Bonus Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Bonus Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:________________                  Name___________________________________
                                             (Print)

Address:_______________________________________________________________________


                                        _______________________________________
                                        (Signature)